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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement on Form S-3 (File No. 333-75862) of our report dated February 15, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Cubist Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Expert" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP



Boston, Massachusetts
January 30, 2002